Exhibit 99.1

Alto Ingredients, Inc. Reports Fourth Quarter and Year-end 2025 Results

- Results Improved in All Segments -

- Q4 2025 Gross Profit of $15.2 Million Increased $16.6 Million,
Q4 2025 Net Income of $21.5 Million, or $0.28 per Share, Improved $63.5 Million, and
Q4 2025 Adjusted EBITDA of $27.9 Million Grew $35.6 Million Compared to Q4 2024 -

Pekin, Ill., March 4, 2026 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients, reported its financial results for the quarter and year ended December 31, 2025.

President and Chief Executive Officer Bryon McGregor commented, “The fourth quarter capped a year of strong execution and marked a pivotal milestone in our strategic realignment. Over the course of 2025, we completed the heavy lifting of addressing losses at underperforming assets, removing structural costs and repositioning our portfolio toward higher-value and more consistent revenue streams, and we are moving forward with plans to improve our return on assets.

“For the fourth quarter, gross profit reached $15.2 million, an increase of $16.6 million; net income was $21.5 million, improving $63.5 million; and Adjusted EBITDA was $27.9 million, increasing $35.6 million, compared to the prior-year period. Higher crush margins, generating qualified 45Z credits and strong renewable fuel export sales were major contributors to improved performance for the quarter.”

Mr. McGregor continued, “We entered 2026 in a position of greater strength, with a leaner cost structure, an improved ability to navigate market volatility and a clearer strategy to drive higher-margin diversification and enhance asset values. During the year, we intend to stay focused on driving profitability and executing on opportunities to grow earnings, including enhancing and expanding our production capabilities, increasing renewable fuel exports, leveraging the demand for liquid CO2, and monetizing additional 45Z tax credits. As in 2025, we will maintain strong cost discipline and prioritize the highest ROI projects. I am proud of the progress our team has made and excited about the path forward.”

Financial Results for the Three Months Ended December 31, 2025 Compared to 2024

●	Net sales were $232.0 million, compared to $236.3 million.

●	Cost of goods sold was $216.8 million, compared to $237.7 million.

●	Gross profit was $15.2 million, compared to a gross loss of $1.4 million. Gross profit included $1.9 million of realized derivative gains, compared to losses of $3.5 million.

●	Selling, general and administrative expenses were $6.9 million, compared to $7.4 million.

●	Interest expense was $2.4 million, compared to $2.5 million.

●	Net income attributable to common stockholders was $21.5 million, or $0.28 per diluted share, compared to a net loss of $42.0 million, or $0.57 per share.

●	Adjusted EBITDA was $27.9 million, compared to negative $7.7 million.

Financial Results for the Twelve Months Ended December 31, 2025 Compared to 2024

●	Net sales were $917.9 million, compared to $965.3 million.

●	Cost of goods sold was $883.0 million, compared to $955.5 million.

●	Gross profit was $34.9 million, compared to $9.7 million. Gross profit included $10.7 million of realized derivative gains, compared to losses of $2.5 million.

●	Selling, general and administrative expenses were $27.2 million, compared to $29.7 million.

●	Interest expense was $10.8 million, compared to $7.6 million.

●	Net income attributable to common stockholders was $12.1 million, or $0.16 per diluted share, compared to a net loss of $60.3 million, or $0.82 per share.

●	Adjusted EBITDA was $44.7 million, compared to negative $8.5 million.

Cash and cash equivalents at December 31, 2025 were $23.4 million, compared to $35.5 million at December 31, 2024. The company’s borrowing availability at December 31, 2025 was $102 million, including $37 million under the company’s operating line of credit and $65 million under its term loan facility.

Fourth Quarter and Year-End 2025 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, March 4, 2026, and will deliver prepared remarks via webcast followed by a question-and-answer session.

To receive a number and unique PIN by email, register here. To dial directly up to 20 minutes prior to the scheduled call time, please dial (833) 630-0017 domestically and (412) 317-1806 internationally. Alternatively, the webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com and will be available for one year.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision (benefit) for income taxes, asset impairments, unrealized derivative gains and losses, acquisition-related expense, excess insurance proceeds and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ expectations of driving profitability and executing on opportunities to grow earnings, including enhancing and expanding its production capabilities, increasing renewable fuel exports, leveraging the demand for liquid CO2, and monetizing additional 45Z tax credits, including the Section 45Z tax credits for which Alto Ingredients may be eligible to apply and receive; Alto Ingredients’ intentions with respect to cost discipline and prioritizing highest return on investment projects; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints, including from tariffs; Alto Ingredients’ ability to timely and fully realize the results of its productivity and cost saving initiatives; regulatory developments and Alto Ingredients’ ability to successfully pursue and secure opportunities, and realize the expected results, under existing and new legislation, including the Section 45Z regulations, and to successfully apply for and receive anticipated credit amounts. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2025.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Harriet Fried, Alliance Advisors Investor Relations, 212-838-3777,

Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Net sales	$231,965	$236,347	$917,927	$965,258
Cost of goods sold	216,802	237,738	883,014	955,536
Gross profit (loss)	15,163	(1,391)	34,913	9,722
Selling, general and administrative expenses	(6,873)	(7,358)	(27,208)	(29,736)
Acquisition-related recoveries (expenses)	—	(5,676)	460	(7,701)
Gain on sale of assets	—	—	—	830
Asset impairments	(803)	(24,790)	(803)	(24,790)
Income (loss) from operations	7,487	(39,215)	7,362	(51,675)
Interest expense, net	(2,425)	(2,474)	(10,765)	(7,644)
Transferable tax credits, net	7,500	—	7,500	—
Excess insurance proceeds	6,688	—	6,688	—
Other income, net	1,935	150	1,932	508
Income (loss) before (benefit) provision for income taxes	21,185	(41,539)	12,717	(58,811)
(Benefit) provision for income taxes	(621)	173	(621)	173
Net income (loss)	$21,806	$(41,712)	$13,338	$(58,984)
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,269)
Net income (loss) attributable to common stockholders	$21,487	$(42,031)	$12,073	$(60,253)
Net income (loss) per share, basic	$0.29	$(0.57)	$0.16	$(0.82)
Net income (loss) per share, diluted	$0.28	$(0.57)	$0.16	$(0.82)
Weighted-average shares outstanding, basic	74,778	73,835	74,507	73,482
Weighted-average shares outstanding, diluted	76,536	73,835	75,663	73,482

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

ASSETS	December 31, 2025	December 31, 2024
Current Assets:
Cash and cash equivalents	$23,415	$35,469
Restricted cash	2,258	742
Accounts receivable, net	55,069	58,217
Inventories	61,676	49,914
Derivative instruments	525	3,313
Transferable tax credits, net	7,500	—
Other current assets	5,474	5,463
Total current assets	155,917	153,118
Property and equipment, net	198,501	214,742
Other Assets:
Right of use operating lease assets, net	16,931	20,553
Intangible assets, net	7,574	4,509
Other assets	9,863	8,516
Total other assets	34,368	33,578
Total Assets	$388,786	$401,438

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

LIABILITIES AND STOCKHOLDERS’ EQUITY	December 31, 2025	December 31, 2024
Current Liabilities:
Accounts payable	$14,509	$20,369
Accrued liabilities	16,691	24,214
Current portion – long-term debt	16,600	—
Current portion – operating leases	4,958	4,851
Derivative instruments	1,067	1,177
Other current liabilities	5,246	7,193
Total current liabilities	59,071	57,804

Long-term debt, net	63,027	92,904
Operating leases, net of current portion	13,012	16,913
Other liabilities	8,435	8,754
Total Liabilities	143,545	176,375

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of December 31, 2025 and 2024 Series B: 927 shares issued and outstanding as of December 31, 2025 and 2024	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 77,307 and 76,565 shares issued and outstanding as of December 31, 2025 and 2024, respectively	77	77
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of December 31, 2025 and 2024	—	—
Additional paid-in capital	1,051,795	1,044,176
Accumulated other comprehensive income	5,461	4,975
Accumulated deficit	(812,093)	(824,166)
Total Stockholders’ Equity	245,241	225,063
Total Liabilities and Stockholders’ Equity	$388,786	$401,438

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2025	2024	2025	2024
Net income (loss)	$21,806	$(41,712)	$13,338	$(58,984)
Adjustments:
Interest expense, net	2,425	2,474	10,765	7,644
Interest income	(175)	(112)	(381)	(689)
Unrealized derivative (gains) losses	4,036	(5,495)	2,679	(13,574)
Excess insurance proceeds	(6,688)	—	(6,688)	—
Acquisition-related expenses (recoveries)	—	5,676	(460)	7,701
(Benefit) provision for income taxes	(621)	173	(621)	173
Asset impairments	803	24,790	803	24,790
Depreciation and amortization expense	6,328	6,548	25,216	24,408
Total adjustments	6,108	34,054	31,313	50,453
Adjusted EBITDA	$27,914	$(7,658)	$44,651	$(8,531)

Segment Financials (unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net Sales
Pekin Campus, recorded as gross:
Alcohol sales	$105,134	$100,216	$415,801	$415,710
Essential ingredient sales	45,108	42,011	174,598	169,308
Intersegment sales	324	316	1,088	1,243
Total Pekin Campus sales	150,566	142,543	591,487	586,261
Marketing and distribution:
Alcohol sales, gross	$55,398	$37,290	$221,306	$216,524
Intersegment sales	2,489	2,831	9,827	10,833
Total marketing and distribution sales	57,887	40,121	231,133	227,357

Western production, recorded as gross:
Alcohol sales	$17,083	$41,306	$67,301	$115,389
Essential ingredient sales	7,476	12,769	31,552	36,953
Intersegment sales	416	—	1,697	(122)
Total Western production sales	24,975	54,075	100,550	152,220

Corporate and other	1,766	2,755	7,369	11,374
Intersegment eliminations	(3,229)	(3,147)	(12,612)	(11,954)
Net sales as reported	$231,965	$236,347	$917,927	$965,258

Cost of goods sold :
Pekin Campus (1) (2)	$139,712	$139,899	$572,134	$563,033
Marketing and distribution	53,190	36,348	214,095	213,023
Western production (1)	24,931	59,449	96,897	172,209
Corporate and other	1,240	3,592	6,689	12,285
Intersegment eliminations	(2,271)	(1,550)	(6,801)	(5,014)
Cost of goods sold as reported	$216,802	$237,738	$883,014	$955,536

Gross profit (loss):
Pekin Campus	$10,854	$2,644	$19,353	$23,228
Marketing and distribution	4,697	3,773	17,038	14,334
Western production	44	(5,374)	3,653	(19,989)
Corporate and other	526	(837)	680	(911)
Intersegment eliminations	(958)	(1,597)	(5,811)	(6,940)
Gross profit (loss) as reported	$15,163	$(1,391)	$34,913	$9,722

(1)	includes depreciation and amortization expense
(2)	includes unrealized gain (loss) on derivatives

Sales and Operating Metrics (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	29.5	32.1	122.6	125.7
Western production renewable fuel gallons sold	7.9	22.3	32.6	60.5
Third party renewable fuel gallons sold	25.7	19.0	106.9	108.3
Total renewable fuel gallons sold	63.1	73.4	262.1	294.5
Specialty alcohol gallons sold	21.4	21.7	88.0	91.5
Total gallons sold	84.5	95.1	350.1	386.0

Sales Price per Gallon
Pekin Campus	$2.09	$1.89	$2.00	$1.95
Western production	$2.16	$1.86	$2.06	$1.91
Marketing and distribution	$2.15	$1.96	$2.07	$2.00
Total	$2.10	$1.88	$2.02	$1.95

Alcohol Production (gallons in millions)
Pekin Campus	54.5	55.4	215.3	212.4
Western production	8.1	21.2	32.9	58.7
Total	62.6	76.6	248.2	271.1

Corn Cost per Bushel
Pekin Campus	$4.22	$4.17	$4.54	$4.45
Western production	$5.47	$5.79	$5.62	$5.73
Total	$4.38	$4.63	$4.68	$4.72

Average Market Metrics
PLATTS Ethanol price per gallon	$1.77	$1.60	$1.76	$1.69
CME Corn cost per bushel	$4.31	$4.26	$4.39	$4.24
Board corn crush per gallons (1)	$0.23	$0.08	$0.19	$0.18

Essential Ingredients Sold (thousand tons)
Pekin Campus:
Distillers grains	85.4	85.3	337.6	336.4
CO2	46.2	52.7	192.2	188.6
Corn wet feed	21.2	41.4	107.3	121.8
Corn dry feed	34.6	22.0	106.9	87.2
Corn oil and germ	20.0	21.0	78.0	75.1
Syrup and other	6.7	10.0	36.4	38.6
Corn meal	9.3	9.3	36.8	35.4
Yeast	5.9	5.4	24.4	23.2
Total Pekin Campus essential ingredients sold	229.3	247.1	919.6	906.3

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Western production:
Distillers grains	56.1	144.3	235.3	394.5
CO2	13.5	14.6	56.5	57.7
Syrup and other	0.8	17.2	3.5	54.8
Corn oil	1.1	3.1	4.3	7.6
Total Western production essential ingredients sold	71.5	179.2	299.6	514.6

Total Essential Ingredients Sold	300.8	426.3	1,219.2	1,420.9

Essential ingredients return % (2)
Pekin Campus return	53.1%	49.5%	49.3%	49.7%
Western production return	48.3%	30.3%	50.4%	32.0%
Consolidated total return	52.4%	43.1%	49.5%	45.2%

(1)	Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn.

(2)	Essential ingredients revenues as a percentage of total corn costs consumed.

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